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                                                                      Exhibit 11

                VALUEVISION INTERNATIONAL, INC. AND SUBSIDIARIES

                   Computation of Net Income (Loss) Per Share


                                                    Three Months Ended October 31,
                                                    ------------------------------
                                                        1997               1996
                                                    ------------      ------------

Net income (loss)                                   $   (665,774)     $   608,736
                                                    ============      ===========

Weighted average number of common
shares outstanding                                    28,031,430       29,789,113

Shares assumed to be issued upon the
exercise of common stock options and
warrants under the treasury stock method               4,032,998        3,838,657
                                                    ------------      -----------

Weighted average number of common
shares and common equivalent shares
outstanding                                           32,064,428       33,627,770
                                                    ============      ===========

Net income (loss) per common and dilutive
common equivalent shares                            $      (0.02)     $      0.02
                                                    ============      ===========



                                                    Nine Months Ended October 31,
                                                    -----------------------------
                                                        1997              1996
                                                    ------------      -----------

Net income                                          $ 18,631,521      $17,207,590
                                                    ============      ===========

Weighted average number of common
shares outstanding                                    28,266,557       29,572,658

Shares assumed to be issued upon the
exercise of common stock options and
warrants under the treasury stock method               4,108,813        1,634,316
                                                    ------------      -----------

Weighted average number of common
shares and common equivalent shares
outstanding                                           32,375,370       31,206,974
                                                    ============      ===========

Net income per common and dilutive
common equivalent shares                            $       0.58      $      0.55
                                                    ============      ===========



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